PIMCO INCOME OPPORTUNITY FUND NOTICE OF CHANGE OF TRUSTEES
WHEREAS, PIMCO Income Opportunity Fund (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts; and
WHEREAS, the Board nominated and appointed Joseph B. Kittredge, Jr. as a Trustee of the Trust, effective as of June II, 2020;
NOW, THEREFORE, as a result of the foregoing Trustee nomination and appointment, the nine (9) Trustees of the Trust are:
Sarah E. Cogan 1633 Broadway
New York, New York 10019
Deborah A. DeCotis 1633 Broadway
New York, New York 10019
David N. Fisher 650 Newport Center Drive
Newport Beach, CA 92660
James A. Jacobson 1633 Broadway
New York, New York 10019
Hans W. Kertess 1633 Broadway
New York, New York 10019
Joseph B. Kittredge, Jr. 1633 Broadway
New York, New York 10019
John C. Maney 650 Newport Center Drive
Newport Beach, CA 92660
William B. Ogden, IV 1633 Broadway
NewYork, NewYork 10019
Alan Rappaport 1633 Broadway
New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 9th day of July, 2020, by the undersigned who affirms that the statements made herein are true under the penalties of perjury. Ryan Leshaw, Chief Legal Officer Signature Page - PIMCO Income Opportunity Fund (PKO)

THE COMMONWEALTH OF MASSACHUSETTS
I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:
July 10, 2020 01:08 PM
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth